EXHIBIT (21)

                     SUBSIDIARIES OF OSMONICS, INC.

Percentage
Ownership
  100%   VAPONICS, INC.                     A Massachusetts Corporation
  100%   AQUA MEDIA INTERNATIONAL           A Delaware Corporation
  100%   AQUA MEDIA OF ASIA LTD.            A Hong Kong Corporation
  100%   PORETICS CORPORATION               A Delaware Corporation
  100%   OSMONICS ASIA/PACIFIC LTD.         A Hong Kong Corporation
  100%   OSMONICS EUROPA, S.A.              A Switzerland Corporation
  100%   OSMONICS INTERNATIONAL LTD.        A Jamaica Corporation
  100%   OSMONICS INTERNATIONAL, INC.       A Minnesota Corporation
  100%   OZONE RESEARCH & EQUIPMENT CORP.   An Arizona Corporation
  100%   GHIA, INC.                         A Nevada Corporation
  100%   AUTOTROL CORPORATION               A Wisconsin Corporation
  100%   AUTOTROL (FAR EAST) LTD.           A Japan Corporation
  100%   AUTOTROL S.A.                      A France Corporation
  100%   OSMONICS INTERNATIONAL SALES CORP. A Virgin Islands Corporation
  100%   AUTOTROL PTY. LTD.                 An Australia Corporation
  100%   MICROL SYSTEMS, LTD.               An England Corporation
  100%   PETECO CORPORATION                 A Minnesota Corporation
   50%   NIPPON AUTOTROL K.K.               A Japan Corporation